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                                                                      EXHIBIT 11


                THE HALLWOOD GROUP INCORPORATED AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                OCTOBER 31,
                                                                         -----------------------
                                                                            1995         1994
                                                                         ---------     --------
PRIMARY:
Average common share outstanding  . . . . . . . . . . . . . . . . . . .     1,332         1,372

Dilutive stock options based on the treasury stock method
  using the period end market price   . . . . . . . . . . . . . . . . .         6            --
                                                                         --------      --------

Average common and common share equivalents outstanding . . . . . . . .     1,338         1,372
                                                                         ========      ========

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (1,699)     $ (1,262)
                                                                         ========      ========

Net loss per share  . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (1.27)     $  (0.92)
                                                                         ========      ========

FULLY DILUTED:
Average common and common share equivalents
  outstanding - primary   . . . . . . . . . . . . . . . . . . . . . . .     1,338         1,372
                                                                         ========      ========

Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ (1,699)     $ (1,262)
                                                                         ========      ========

Net loss per share  . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (1.27)     $  (0.92)
                                                                         ========      ========